EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 11, 2002 relating to the financial statements of Versata, Inc., which appears in Versata, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, CA

November 13, 2003